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                                                           Exhibit 26(h)(21)(ii)

                 AMENDMENT NUMBER ONE TO PARTICIPATION AGREEMENT

This AMENDMENT NUMBER ONE TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 29th day of January, 2010, by and among MINNESOTA LIFE INSURANCE COMPANY (the "Insurer"), on its own behalf and on behalf of each separate account of the Company (each an "Account") identified in the Participation Agreement (as defined below), Securian Financial Services, Inc., ("Contracts Distributor"), AllianceBernstein L.P., ("Adviser"), and AllianceBernstein Investments, Inc., ("Distributor").

WHEREAS, the Insurer, the Contracts Distributor, the Adviser and the Distributor have entered into a Participation Agreement dated as of August 1, 2007, as such agreement may be amended from time to time (the "Participation Agreement"); and

WHEREAS, the Insurer, the Contracts Distributor, the Adviser, and the Distributor wish to amend the Participation Agreement in certain respects.

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter, and the Adviser agree to amend the Participation Agreement as follows:

     1. Schedule B of the Participation Agreement is deleted and replaced with the new attached Schedule B.

     2. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

     3. This Amendment may be amended only by written instrument executed by each party hereto.

     4. This Amendment shall be effective as of the date written above.

     5. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all parties. Each party shall become bound by this Amendment immediately upon signing any counterpart, independently of the signature of any other party.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

MINNESOTA LIFE INSURANCE COMPANY


By:    /s/ Bruce P. Shay
       ---------------------------------
Name:  Bruce P. Shay
Title: Executive Vice President


SECURIAN FINANCIAL SERVICES, INC.


By:    /s/ George I. Connolly
       ---------------------------------
Name:  George I. Connolly
Title: President and Chief Executive
       Officer


ALLIANCEBERNSTEIN L.P.


By:    /s/ Mark R. Bryant
       ---------------------------------
Name:  Mark R. Bryant
Title: Assistant Secretary


ALLIANCEBERNSTEIN INVESTMENTS, INC.


By:    /s/ Andrew L. Gangolf
       ---------------------------------
Name:  Andrew L. Gangolf
Title: Assistant Secretary

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                                   SCHEDULE B

     To the Participation Agreement Among Minnesota Life Insurance Company,
           Securian Financial Services, Inc., AllianceBernstein L.P.,
             AllianceBernstein Variable Products Series Fund, Inc.,
                                       and
                       AllianceBernstein Investments, Inc.

          Separate Account                           Contract(s)
------------------------------------   ---------------------------------------

Variable Annuity Account               MultiOption Advisor
                                       MultiOption Legend
                                       MultiOption Extra

Minnesota Life Variable Life Account   Variable Adjustable Life
                                       Variable Adjustable Life - Second Death
                                       Variable Adjustable Life Horizon
                                       Variable Adjustable Life Summit
                                       Variable Adjustable Life Survivor